  Exhibit 10.2

SECURED PROMISSORY NOTE

$2,500,000.00	New York, New York	March 12, 2021

FOR VALUE RECEIVED, NextGen Pro, LLC, a Delaware limited liability company (“NextGen”), and RumbleOn, Inc., a Nevada corporation (“Parent”; NextGen and Parent collectively herein called the “Borrowers” and each a “Borrower”), both jointly and severally, promise to pay to the order of BRF Finance Co., LLC, a Delaware limited liability company (herein called “Lender”), at its offices in 30780 Russell Ranch Rd Suite 250, Westlake Village, CA 91362 , or at such other place as the holder of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity (whether by acceleration or otherwise) at the Stated Rate and interest on all past due principal and other past due amounts owing hereunder at the Past Due Rate.

"Stated Rate" means, on any day, a rate per annum equal to twelve percent (12%). "Past Due Rate" means, on any day , a rate per annum equal to the Stated Rate plus six percent (6%). Interest shall be computed for the actual number of days elapsed in a year consisting of 360 days.

Notwithstanding any provision to the contrary contained in this note or any other document, it is expressly provided that in no case or event (A) shall the aggregate of (i) all interest on the unpaid balance hereof accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant hereto which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced hereby, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received on the unpaid principal balance of this note; or (B) shall Borrowers be obligated to pay interest and other amounts described above at a rate which could subject the Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which the Lender is permitted to charge under applicable law. In this connection, it is expressly stipulated and agreed that it is the intent of the Borrowers and the Lender to contract in strict compliance with the applicable federal and state usury laws (whichever permit the higher rate of interest) from time to time in effect.

On the first day of each calendar month during the term of this note, interest hereunder shall be due and payable and shall be paid and discharged by adding the accrued but unpaid interest to the principal amount of this note, whereupon it shall be deemed to be a portion of the principal amount outstanding hereunder for all purposes (including, without limitation, the accrual of interest). This note shall be due and payable in an amount equal to the principal of this note which then remains unpaid, together with all accrued but unpaid interest, on September 30, 2021, the final maturity of this note. On or after maturity, interest on this note shall be payable on demand.

This note may be prepaid in whole or in part at any time without premium or penalty. All outstanding amounts under this this note shall be immediately prepaid in full without premium or penalty in the event that the Parent shall issue either debt or equity, or a combination thereof, in one or more transactions following the date hereof resulting in cash proceeds to the Parent in excess of $2,650,000 net of transaction costs. All prepayments shall be applied first to accrued but unpaid interest, the balance to principal.

Borrowers' failure to pay any principal or accrued interest on this note when due or Borrowers' failure to pay any other amount payable pursuant to this note within five (5) days of written demand or the occurrence of any default of any other obligation in this note that is not remedied within ten (10) days of the earlier of (1) written notice thereof or (2) a Borrower obtaining knowledge thereof or an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against either Borrower and such petition remains unstayed and in effect for a period of 60 consecutive days or any Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Borrower or any substantial part of its respective property or make any general assignment for the benefit of creditors or any Borrower shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by any Borrower in furtherance of any of the foregoing purposes, in each case, shall constitute default under this note, whereupon the holder of this note may elect to exercise any or all rights, powers and remedies afforded (a) as set forth in this note with regard to the Collateral (as defined below) and under all writings related to this note and (b) by law, including the right to accelerate the maturity of this entire note.

Borrowers shall, jointly and severally, pay on written demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender with respect to any amendments or waivers hereof or in the enforcement or attempted enforcement of any of the obligations of Borrowers to Lender under this note or in preserving any of Lender’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this note, including without limitation, the enforcement of any lien on the Collateral or of the obligations thereunder or any bankruptcy or similar proceeding involving any Borrower) and all reasonable attorneys’ fees and expenses incurred by Lender in analyzing, exercising, or addressing any rights of Lender in connection with any future actions of the Lender or Borrowers.  Any such amounts shall be deemed to be outstanding under this note and shall be payable on written demand.

Except only for any notices which are specifically required by another provision of this note, Borrowers waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability. Borrowers absolutely, unconditionally and irrevocably waive any and all right to assert any defense, counterclaim, crossclaim or setoff of any nature whatsoever with respect to this note except to the extent such right (other than setoff) would be waived if not asserted in any proceeding commenced by the Lender.

As security for the payment and performance of all obligations of the Borrowers under or pursuant to, or evidenced by, this note, NextGen does hereby grant to the Lender a continuing first priority security interest in all of the Collateral (as hereinafter defined), whether now existing or hereafter arising or acquired and wherever located. For purposes of this note, the term "Collateral" shall mean all of NextGen’s right, title and interest in (a) software and other general intangibles as such terms are defined in Article 9 of the Uniform Commercial Code of the State of New York (the "UCC"), (b) copyrights, trademarks and other intellectual property, together with all goodwill associated therewith, (c) all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles, and (d) all proceeds of the foregoing. Without limiting the foregoing, NextGen intends that the Collateral shall include all of NextGen’s right, title and interest in intellectual property including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems; and (vii) all good will connected with or symbolized by any of such general intangibles, including, without limitation, the intellectual property described on Exhibit A hereto and the goodwill associated therewith (the “Specific IP”). The Lender is a secured party under Article 9 of the UCC and shall have all the rights of a secured party under Article 9 of the UCC and applicable law including, without limitation, the right to foreclose or otherwise enforce the security interest upon default under this note. Upon disposition of any Collateral, the Borrowers and each other obligor shall remain liable for any deficiency. The Lender is authorized to file financing statements naming the Lender as secured party and NextGen as debtor indicating that the financing statement covers all assets or all personal property of NextGen. NextGen hereby represents and warrants that it is the sole owner of the Specific IP, free and clear of any liens charges or other encumbrances and that none of the Specific IP is subject to any license other than non-exclusive licenses granted by NextGen in the ordinary course of business. None of the Specific IP is subject to any copyright filed in the US Copyright Office. Until payment in full in cash of all outstanding amounts under this note, NextGen shall not create, assume or incur, directly or indirectly, or permit to be created, assumed or incurred, or suffer to exist any lien, charge or other encumbrance on the Collateral or sell, transfer, license or otherwise dispose of any Collateral other than non-exclusive licenses of the Collateral in the ordinary course of business.

 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NEW YORK COUNTY, NEW YORK SHALL BE A PROPER PLACE OF VENUE FOR SUIT HEREON. BORROWERS IRREVOCABLY AGREE THAT ANY LEGAL PROCEEDINGS IN RESPECT OF THIS NOTE OR ANY OTHER WRITING RELATING HERETO MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND BORROWERS IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH LEGAL PROCEEDINGS. THE BORROWERS AGREE THAT SERVICE OF PROCESS MAY BE MADE BY DELIVERY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OR COURIER OR OVERNIGHT DELIVERY SERVICE, TO THE BORROWERS' ADDRESSES AS THEN SHOWN ON THE RECORDS OF THE LENDER.

BORROWERS AND LENDER WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY
COUNTERCLAIM, OFFSET OR DEFENSE) ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS NOTE.

BORROWERS’ OBLIGATIONS TO PAY THIS NOTE ARE JOINT AND SEVERAL.

The Borrowers may not assign this note. The Lender may assign this note at any time to an affiliate of the Lender or, after the occurrence of a default hereunder, to any party.

This note may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of this note or an executed signature page of this note by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof, and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this note shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

RumbleOn, Inc. By:_/s/ Thomas E. Aucamp___ Name:_ Thomas E. Aucamp___ Title:_CAO_________________ NextGen Pro, LLC By:_/s/ Thomas E. Aucamp___ Name:_ Thomas E. Aucamp___ Title:_CAO_________________

Exhibit A
Specific Intellectual Property

1)
CyclePro Trademark
2)
Cash offer Tool
a)
Proprietary acquisitions tool with full website integration and third party valuation tools
b)
Global Margin Controls
c)
Machine Learning /AI valuation predictions
3)
Targeted Acquisition Tool (Sniper)
a)
Targeted cash offer submissions
b)
Focus on Region, brand, value, miles, color, previous targets, etc
4)
Middleware Integration Normalization Portal
a)
Normalizes third party data
b)
Full DMS and Website integration
5)
Dealer Direct Marketplace
a)
Fully online Dealer Marketplace
b)
RumbleOn to Dealer auction sales
c)
Dealer to Dealer Auction Sales
6)
Inventory/Transaction Management Hub (P2)
a)
Proprietary Inventory Management tool
b)
Controls all inventory for all companies
c)
Stores and tracks all valuations and data for inventory history
7)
Corporate Analytics & Metrics
a)
Real time analytics for Sales, Performance, Acquisitions, Inventory, Leads, and Pay plans
8)
CyclePro
a)
Full Powersports focused CRM
b)
Equity Mining Tool
c)
ProValue Acquisitions Tool
9)
Fulfillment Center and CR
a)
Location Control of Cash Offers. Ability to submit, edit, and accept offers for customers
b)
Complete Acquisitions in person
c)
CR ability on purchased units
10)
Dealer Portal
a)
Full RumbleOn Dealer Service Access
b)
Submit Cash Offers
c)
Monitor Leads
d)
Sell to RumbleOn Cash Offer Leads
e)
Dealer Direct Access
11)
On Demand Vehicle Acquisition Service (Spedding)
a)
Live and Realtime filtered vehicles available for sale.
b)
Allows targeted purchases on multiple platforms.
12)
Real Time Vehicle Pricing, Valuation, and Stock Tool (Carvis)
a)
Full Acquisitions Tool
b)
Ability to Evaluate, Save, and Purchase
c)
Automated integrations to stock in the unit, book transportation and unwind.
13)
Wholesale Express Logistics
a)
Automated transportation quoting tool
b)
Integration for transportation booking
Patents and Applications

App. No.	Pat. No.	Title	Owner
14/614160	10165424	Near Field Communication (NFC) Vehicle Identification System and Process	Nextgen Pro, LLC